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                                   EXHIBIT 21

                      SIGNIFICANT SUBSIDIARY OF THE COMPANY


       Name of Subsidiary                         Jurisdiction of Incorporation
       ------------------                         -----------------------------
       Haggar Clothing Co.                                   Nevada









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